FORM 8-K

                             CURRENT REPORT

            UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report March 23, 2000

                           CIRRUS LOGIC, INC.
         (Exact name of registrant as specified in its charter)


      DELAWARE                      77-0024818              0-17795
(State or other jurisdiction of    (I.R.S. Employer      (Commission
 incorporation or organization)    Identification No.)    File Number)

  3100 West Warren Avenue, Fremont, CA                 94538
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:  (510) 623-8300

__________________________________________________________
(Former name or former address, if changed since last report)

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                           CIRRUS LOGIC, INC.

                                  INDEX

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

                                                    Page
                                                  ---------
Item 2.  Acquisition or Disposition of Assets            3

Item 7.  Financial Statements and Exhibits               4

Signature                                                4

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Item 2.  Acquisition or Disposition of Assets


Partial Disposition of the Company's Interest in the Common Stock of Phone.com, Inc.


During February of 2000, we sold four call option contracts to Lehman Brothers Finance, S.A. that resulted in a partial liquidation of our investment in the common stock of Phone.com, Inc. (Nasdaq: PHCM). The terms of the call option contracts were as follows:

                                    Effective
  Shares                 Premium     Selling
Subject to   Exercise    Earned     Price Per
  Option       Price    Per Share     Share         Expiration
-----------  ---------  ---------  -----------  -------------------
   112,500       $110   $23.5354    $133.5354   March 23, 2000
    62,500        130      15.34       145.34   March 23, 2000
    62,500        135      12.88       147.88   March 23, 2000
    62,500       $140     $10.70      $150.70   March 23, 2000

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We received premiums totaling $5.1 million for entering into these option contracts. Each of these option contracts was automatically exercised under the terms of the agreements at the expiration date.
Accordingly, we received proceeds of $37.7 million on March 24, 2000 representing the exercise prices for the sale of the 300,000 underlying shares of Phone.com. The total proceeds received by us from these transactions was $42.8 million.

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Item 7.  Financial Statements and Exhibits

c) Letter Agreements between Lehman Brothers Finance S.A. and Cirrus
Logic, Inc. dated as of February 11, 2000 and February 18, 2000*.


* Filed herewith

                               SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Cirrus Logic, Inc.
April 7, 2000
Date                                     /s/ GLENN C. JONES
                                         Glenn C. Jones
                                         Vice President, Chief
                                         Financial Officer,
                                         Treasurer and Secretary

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                              EXHIBIT INDEX

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
 Exhibit                                                            Page
---------                                                          ------
    10.1   Letter Agreements between Lehman Brothers Finance S.         6
           and Cirrus Logic, Inc. dated as of February 11, 2000
           and February 18, 2000*.

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